Exhibit 10.4

PURCHASE ORDER

Date:
		PO #:	PO-
INV #:

Vendor:	Ship To:
[Vendor’s name]	Creative Global Technology Limited
[Vendor’s adddress]	Unit 02, 10/F,
Westin Centre, 26 Hung To Road,
Kwun Tong, Kowloon, Hong Kong
[Contact person]	Angel SIU
[Contact email/ number]	+852 2690 9121

Brand	Model & Description	Type	Grade	Qty.	Unit Price	Sub-Total
-
				-	Total US$:	-

Confirmed by:

Angel Siu